UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 12, 2005

COLLEGE LOAN CORPORATION TRUST 2005-2
(Issuer of the Notes)

COLLEGE LOAN LLC
(Sponsor of the Issuer of the Notes)

(Exact name of Co-Registrants as specified in their charters)

Delaware Delaware (State or Other Jurisdiction of Incorporation)	333-112075 333-112075-01 (Commission File Number)	32-0005932 32-6044730 (IRS Employer Identification No.)

16855 West Bernardo Drive, Suite 100, San Diego, CA (Address of Principal Executive Offices)	92127 (Zip Code)

Registrant's telephone number, including area code	(858) 716-1534

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

           Item 8.01 Other Events.

In connection with the issuance and sale by College Loan Corporation Trust 2005-2 of Student Loan Asset-Backed Notes, Series 2005-2 (the "Notes"), Goldman, Sachs & Co., Citigroup Global Markets, Inc. (the "Underwriters") have advised the Co-Registrants that they have furnished to certain prospective purchasers of the Notes certain materials, herein referred to as "Computational Materials", in written form, which Computational Materials are in the nature of data tables relating to the terms of certain classes of Certificates.

The Computational Materials have been provided by the Underwriters. The information in the Computational Materials is preliminary and will be superseded by the Prospectus Supplement relating to the Notes and by any other information subsequently filed with the Commission.

The Computational Materials were prepared by the Underwriters at the request of certain prospective investors. The Computational Materials may be based on information that differs from the information set forth in the Prospectus Supplement.

Section 9 – Financial Statements and Exhibits

           Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits.

Exhibit No. 99.1	Description Computational Materials (as defined in Item 8.01) that have been provided by Goldman, Sachs & Co. to certain prospective purchasers of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2005	College Loan LLC, as Co-Registrant, by College Loan Corporation as Sole Economic Member By: /s/ Elizabeth Wood Name: Elizabeth Wood Title: CFO

Dated: October 12, 2005	College Loan Corporation Trust 2005-2, as Co-Registrant, by College Loan Corporation as Sole Ecomonic Member of College Loan LLC, as Sponsor By: /s/ Elizabeth Wood Name: Elizabeth Wood Title: CFO